Exhibit 99.1

For Immediate Release

Builders FirstSource Reports Second Quarter 2014 Results

Net Income totals $10.6 Million as Second Quarter Sales top $426 Million

July 24, 2014 (Dallas, TX) – Builders FirstSource, Inc. (NasdaqGS: BLDR), a leading supplier and manufacturer of structural and related building products for residential new construction in the United States, today reported its results for the second quarter ended June 30, 2014.

Second quarter highlights include the following (see financial schedules for more information, including non-GAAP reconciliations):

•	Second quarter 2014 sales increased 7.1 percent to $426.5 million, when compared to the second quarter of 2013.

•	Gross margin percentage improved to 22.0 percent, up from 20.7 percent in the second quarter of 2013.

•	Adjusted EBITDA was $20.4 million, up $3.6 million over the second quarter of 2013.

•	Completed the acquisition of Slone Lumber Company on June 30th, increasing the company’s presence in the greater Houston market.

Commenting on the company’s results, Floyd Sherman, Builders FirstSource Chief Executive Officer, stated, “We achieved our highest quarterly sales since 2006, as we ended the second quarter of 2014 with sales of $426.5 million. We were able to achieve this high level of sales even though sales were reduced by commodity deflation this quarter, as market prices for lumber and lumber sheet goods were, on average, 8.8 percent lower when compared to the second quarter of 2013. In addition, the U.S. Census Bureau reported actual single-family housing starts in the South Region, which encompasses all of our markets, increased just 0.6 percent compared to the second quarter of 2013. Our results are a prime example of how our market share gains of recent years, and the tremendous efforts of our employees, continue to have a positive impact.”

Mr. Sherman added, “Our recent acquisition of Slone Lumber was another positive event during the quarter, and one that affords us the opportunity to expand our presence in the Houston market, which is currently the #1 homebuilding market in the country. Evaluating attractive acquisition opportunities such as Slone will continue to be a key strategy of the company.”

Commenting on the second quarter results, Chad Crow, Builders FirstSource Senior Vice President and Chief Financial Officer added, “Our gross margin percentage of 22.0 percent was a 130 basis point improvement over the same quarter last year. On a sequential quarter basis, our second quarter gross margin percentage was up 30 basis points. Improved customer pricing drove our overall margin increase, though we still face a very competitive pricing environment. Our selling, general and administrative expense, expressed as a percentage of sales, increased 60 basis points compared to the second quarter of 2013 primarily due to the impact of commodity lumber price deflation on our sales. Based on our growth in sales volume, absent the negative impact of price deflation, our growth in operating expense was in line with our expectations.”

Builders FirstSource Reports Second Quarter 2014 Results (continued)

Second Quarter 2014 Results Compared to Second Quarter 2013

(See accompanying financial schedules for full financial details and reconciliations of Non-GAAP financial measures to their GAAP equivalents.)

•	Sales were $426.5 million, an increase of $28.4 million or 7.1 percent. The increase was due to a 12.9 percent increase in volume, reduced by lower market prices for commodity lumber products which were, on average, 8.8 percent lower compared to the same period last year.

•	Gross margin percentage was 22.0 percent, up from 20.7 percent last year. Our gross margin percentage increased primarily due to improved customer pricing versus the second quarter of 2013.

•	Selling, general and administrative (“SG&A”) expenses increased $7.4 million, or 10.7 percent. As a percentage of sales, SG&A expense increased to 17.9 percent compared to 17.3 percent.

•	Interest expense was $6.5 million, a decrease of $54.6 million. The decrease relates primarily to our second quarter 2013 refinancing, which included $4.2 million of interest expense on our then outstanding term loan, the write-off of $6.8 million in unamortized debt discount and $2.1 million of debt issuance costs, and a $39.5 million prepayment premium related to the early termination of the term loan. See supplemental schedule attached.

•	We recorded $0.2 million of income tax expense compared to $0.4 million. We recorded a reduction of the after-tax, non-cash valuation allowance on our net deferred tax assets of $4.1 million in the second quarter of 2014, and an increase in the after-tax, non-cash valuation allowance of $17.0 million in the second quarter of 2013. Absent the valuation allowance, the effective tax rate would have been 39.5 percent and 34.6 percent in the second quarters of 2014 and 2013, respectively. As of June 30, 2014, our gross federal income tax net operating loss available for carry-forward was approximately $258 million.

•	Income from continuing operations was $10.6 million, or $0.09 per diluted share, compared to a loss of $48.3 million, or $0.50 loss per diluted share. Adjusted income from continuing operations was $5.4 million, or $0.05 per diluted share, compared to $0.5 million, or $0.01 per diluted share, for the second quarter of 2013. See reconciliation attached.

•	Adjusted EBITDA was $20.4 million, or 4.8 percent of sales, compared to $16.7 million, or 4.2 percent of sales. See reconciliation attached.

Liquidity and Capital Resources

•	Total liquidity at June 30, 2014 was approximately $194 million, and includes $34.5 million of cash and $159.4 million in borrowing availability under our revolver. We had no borrowings during the quarter under our revolver.

Builders FirstSource Reports Second Quarter 2014 Results (continued)

•	Operating cash flow was negative $13.1 million for the second quarter of 2014, compared to negative $60.7 million for the same period last year. The difference was primarily due to our second quarter 2013 refinancing.

•	During the second quarter of 2014, we used approximately $8.7 million of cash on hand to acquire Slone Lumber Company, based in Houston, Texas.

•	Capital expenditures were $6.8 million for the second quarter of 2014, compared to $3.6 million for the same quarter of 2013.

Outlook

Concluding, Mr. Sherman added, “Though the growth in housing starts this year has not been what most people expected, we still have been able to drive improved year-over-year results due to our market share gains and operating efficiencies. We will continue leveraging those strengths and also look for ways to expand our footprint and market share through acquisitions, as we did with our recent acquisition in the Houston, Texas market.”

Conference Call

Builders FirstSource will host a conference call Friday, July 25, 2014 at 10:00 a.m. Central Time (CT) and will simultaneously broadcast it live over the Internet. To participate in the teleconference, please dial into the call a few minutes before the start time: 888-205-6458 (U.S. and Canada) and 913-312-0949 (international). A replay of the call will be available at 3:00 p.m. CT through July 30th. To access the replay, please dial 888-203-1112 (U.S. and Canada) and 719-457-0820 (international) and refer to pass code 3736693. The live webcast and archived replay can also be accessed on the company’s website at www.bldr.com under the “Investors” section. The online archive of the webcast will be available for approximately 90 days.

About Builders FirstSource

Headquartered in Dallas, Texas, Builders FirstSource is a leading supplier and manufacturer of structural and related building products for residential new construction. The company operates 54 distribution centers and 48 manufacturing facilities in 9 states, principally in the southern and eastern United States. Manufacturing facilities include plants that manufacture roof and floor trusses, wall panels, stairs, aluminum and vinyl windows, custom millwork and pre-hung doors. Builders FirstSource also distributes windows, interior and exterior doors, dimensional lumber and lumber sheet goods, millwork and other building products. For more information about Builders FirstSource, visit the company’s website at www.bldr.com.

Builders FirstSource Reports Second Quarter 2014 Results (continued)

Cautionary Notice

Statements in this news release and the schedules hereto that are not purely historical facts or that necessarily depend upon future events, including statements about expected market share gains, plans to reduce costs, forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Builders FirstSource, Inc. on the date this release was submitted. Builders FirstSource, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company’s growth strategies, including gaining market share, or the Company’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, lumber prices and the economy. Builders FirstSource, Inc. may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Builders FirstSource, Inc.’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

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Contact:
Chad Crow	Marcie Hyder
Senior Vice President and Chief Financial Officer	Vice President and Corporate Controller
Builders FirstSource, Inc.	Builders FirstSource, Inc.
(214) 880-3585	(214) 880-3551

Financial Schedules to Follow

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013
	(in thousands, except per share amounts)
Sales	$426,543	$398,148	$772,452	$717,850
Cost of sales	332,744	315,916	603,738	573,271

Gross margin	93,799	82,232	168,714	144,579
Selling, general and administrative expenses (includes stock-based compensation expense of $926 and $984 for the three months ended in 2014 and 2013, respectively, and $1,908 and $2,319 for the six months ended in 2014 and 2013, respectively.)	76,417	69,011	145,735	130,089
Facility closure costs	28	52	191	111

Income from operations	17,354	13,169	22,788	14,379
Interest expense, net	6,504	61,058	15,332	73,558

Income (loss) from continuing operations before income taxes	10,850	(47,889)	7,456	(59,179)
Income tax expense	230	400	148	715

Income (loss) from continuing operations	10,620	(48,289)	7,308	(59,894)
Income (loss) from discontinued operations (net of income tax expense of $0 in 2014 and 2013, respectively)	(11)	83	(83)	(120)

Net Income (loss)	$10,609	$(48,206)	$7,225	$(60,014)

Basic net income (loss) per share:
Income (loss) from continuing operations	$0.11	$(0.50)	$0.07	$(0.62)
Income (loss) from discontinued operations	(0.00)	0.00	(0.00)	(0.00)

Net income (loss)	$0.11	$(0.50)	$0.07	$(0.62)

Diluted net income (loss) per share:
Income (loss) from continuing operations	$0.09	$(0.50)	$0.07	$(0.62)
Income (loss) from discontinued operations	(0.00)	0.00	(0.00)	(0.00)

Net income (loss)	$0.09	$(0.50)	$0.07	$(0.62)

Weighted average common shares:
Basic	98,032	96,349	97,963	96,170

Diluted	100,759	96,349	100,766	96,170

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Sales by Product Category

(unaudited)

	Three months ended June 30,
	2014		2013
	(in thousands)
Prefabricated components	$91,022	21.3%	$78,206	19.7%
Windows & doors	90,843	21.3%	77,790	19.5%
Lumber & lumber sheet goods	143,925	33.8%	149,282	37.5%
Millwork	40,075	9.4%	35,185	8.8%
Other building products & services	60,678	14.2%	57,685	14.5%

Total sales	$426,543	100.0%	$398,148	100.0%

	Six months ended June 30,
	2014		2013
	(in thousands)
Prefabricated components	$161,512	20.9%	$139,026	19.4%
Windows & doors	167,118	21.6%	141,395	19.7%
Lumber & lumber sheet goods	259,440	33.6%	266,079	37.1%
Millwork	73,543	9.5%	64,238	8.9%
Other building products & services	110,839	14.4%	107,112	14.9%

Total sales	$772,452	100.0%	$717,850	100.0%

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(unaudited)

	June 30,	December 31,
	2014	2013
	(in thousands, except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$34,539	$54,696
Accounts receivable, less allowance of $3,348 and $3,605 at June 30, 2014 and December 31, 2013, respectively	166,789	143,036
Inventories	140,736	123,636
Other current assets	8,038	9,793

Total current assets	350,102	331,161
Property, plant and equipment, net	59,062	49,392
Goodwill	115,323	111,193
Other assets, net	21,987	24,093

Total assets	$546,474	$515,839

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$100,709	$81,046
Accrued liabilities	47,189	45,310
Current maturities of long-term debt	71	67

Total current liabilities	147,969	126,423
Long-term debt, net of current maturities	353,868	353,904
Other long-term liabilities	20,087	20,144

Total liabilities	521,924	500,471
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, $0.01 par value, 200,000 shares authorized; 98,084 and 97,905 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	980	973
Additional paid-in capital	375,368	373,418
Accumulated deficit	(351,798)	(359,023)

Total stockholders’ equity	24,550	15,368

Total liabilities and stockholders’ equity	$546,474	$515,839

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Six months ended June 30,
	2014	2013
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$7,225	$(60,014)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	4,022	5,308
Amortization and write-off of deferred loan costs	1,200	2,833
Amortization and write-off of debt discount	—	7,794
Fair value adjustment of stock warrants	19	755
Deferred income taxes	80	429
Bad debt expense	(336)	649
Net non-cash income from discontinued operations	—	(195)
Stock compensation expense	1,908	2,319
Net gain on sale of assets	(15)	(24)
Changes in assets and liabilities:
Receivables	(21,823)	(41,121)
Inventories	(15,438)	(20,173)
Other current assets	1,728	(2,641)
Other assets and liabilities	(114)	562
Accounts payable	19,663	11,178
Accrued liabilities	2,573	6,473

Net cash provided by (used in) operating activities	692	(85,868)

Cash flows from investing activities:
Purchases of property, plant and equipment	(12,121)	(4,595)
Proceeds from sale of property, plant and equipment	16	617
Cash used for acquisitions, net	(8,726)	—
Decrease in restricted cash	—	13,030

Net cash provided by (used in) investing activities	(20,831)	9,052

Cash flows from financing activities:
Borrowings under revolving credit facility	—	30,000
Payments under revolving credit facility	—	(30,000)
Proceeds from issuance of long term debt	—	350,000
Payments of long-term debt and other loans	(33)	(364,746)
Payments of deferred loan costs	(34)	(14,301)
Payment of recapitalization costs	—	(37)
Exercise of stock options	1,355	1,015
Repurchase of common stock	(1,306)	(1,036)

Net cash used in financing activities	(18)	(29,105)

Net change in cash and cash equivalents	(20,157)	(105,921)
Cash and cash equivalents at beginning of period	54,696	131,432

Cash and cash equivalents at end of period	$34,539	$25,511

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Supplemental Interest Expense Information

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013
	(in thousands)
Detail of Interest Expense:
Term loan	$—	$4,169	$—	$10,638
Prepayment Penalty - Term Loan	—	39,475	—	39,475
2021 notes	6,672	2,407	13,344	2,407
2016 notes	—	4,566	—	9,083
Credit facility	203	171	404	185
Change in fair value of stock warrants (1)	(1,178)	329	19	755
Amortization of debt discount (1) (2)	—	7,206	—	7,794
Amortization of deferred loan costs (1) (3)	615	2,538	1,200	2,833
Other	192	197	365	388

Interest expense, net	$6,504	$61,058	$15,332	$73,558

(1)	Non-cash item
(2)	Includes $6,797 write-off of term loan discount for the three and six months ended June 30, 2013
(3)	Includes $2,150 write-off of debt issuance costs related to term loan & 2016 notes for the three and six months ended June 30, 2013

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures to their GAAP Equivalents

(unaudited - in thousands, except per share amounts)

Note:	The company provided detailed explanations of these non-GAAP financial measures in its Form 8-K filed with the Securities and Exchange Commission on July 24, 2014.

	Three months ended
	June 30,
	2014	2013
Reconciliation to Adjusted EBITDA:
Net income (loss)	$10,609	$(48,206)
Reconciling items:
Depreciation and amortization expense	2,040	2,534
Interest expense, net	6,504	61,058
Income tax expense	230	400
Stock compensation expense	926	984
Other	49	(33)

Adjusted EBITDA	$20,358	$16,737

	Three months ended
	June 30,
	2014		2013
	Pre-Tax	Net of Tax	Pre-Tax	Net of Tax
Reconciliation to Adjusted income from continuing operations:
Income (loss) from continuing operations		$10,620		$(48,289)
Reconciling items:
Prepayment premium		—	39,475	25,658
Debt issuance cost write-offs		—	2,150	1,398
Debt discount write-offs		—	6,797	4,418
Warrant fair value adjustment		(1,178)		329
Tax valuation allowance		(4,055)		16,968

Adjusted income from continuing operations		$5,387		$482

Weighted average diluted shares outstanding		100,759		96,349

Adjusted income from continuing operations per diluted share		$0.05		$0.01